Exhibit 10.5
            ASSIGNMENT OF INTELLECTUAL PROPERTY, TRANSFER OF RIGHTS,
                          AND ASSET PURCHASE AGREEMENT

This Assignment of Intellectual Property, Transfer of Rights, and Asset Purchase Agreement (this "Agreement") is made and entered into effective as of February 1, 1999 (the "Effective Date") by and between Sierra Monitor Corporation, a California corporation with principal offices located at 1991 Tarob Court, Milpitas, CA 95035 (the "Company") and Montech Holdings Inc. (d.b.a. Montech International) a Florida corporation with principal offices located at 12155 Metro Parkway, Fort Myers, FL 33912 ("Seller") and Robert A. Swanson as an individual and shareholder of the Seller who hereby signs this Agreement for purposes of Section 5 and Section 6(b) only.


                                    RECITALS:

WHEREAS, Seller has previously created and developed a proprietary line of products known as the "MC-25 Environmental Controller", as more fully described on the List of Assets attached hereto as Exhibit A (the "Assets");

WHEREAS, the Company now desires to purchase, and Seller desires to sell, all the specified Assets in exchange for cash consideration, including payments made directly to the Seller and in payments made in settlement of certain of Seller's debts; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein and for other good and valuable consideration, the Company and Seller agree, as follows:

                                   AGREEMENT:

1)   Sale, Assignment and Transfer of the Assets.

     a) Intellectual Property, Rights and Assets Transferred. Seller hereby grants and irrevocably assigns all right, title and interest whatsoever, throughout the world, in and to the Assets and works specifically listed on Exhibit A hereto as well as all intellectual property rights, including but not limited to, copyrights, patents, trademarks and trade secrets associated with such Assets, to the Company, its successors and assigns, for the full duration of all such rights, and any renewals and extensions thereof. Seller agrees that the Assets to be transferred shall include all related support materials, work-in-progress and documentation developed by Seller in connection with the Assets including notes, records, sketches, drawings, specifications, and any other material related to the Assets. Such transferred Assets, including all such support materials and documentation, will remain the sole property of the Company. Seller covenants and agrees that it will not keep in its possession, recreate, reverse engineer or deliver to anyone else any reproductions of any software or documentation relating to any of the aforementioned Assets.

     b) Computer Programs and Software Transferred. Seller agrees that such computer programs and software transferred as part of the Assets assigned to the Company shall include the underlying source code as written in the programming language used by Seller in its original development. In addition, the Company and the Seller agree that, except for the representations, warranties, agreements and covenants contained in this Agreement, Seller is providing such computer programs and software to the Company on an "as is" basis with no warranty that such programs are error-free and without any express or implied warranty of merchantability or

                                  Exhibit 10.5


          fitness for a particular purpose and with no ongoing maintenance or support obligations. Seller further agrees that the Company shall have the right to alter, modify or combine the transferred computer programs, software and other portions of the Assets with other works, and hereby waives any claim that any new versions, developments or derivative works involving the Assets constitutes a violation of any "moral rights" or a distortion, mutilation or disparagement or contains unauthorized variations of the same. As of the Effective Date, the Company shall assume all costs of the further development and support of the Assets, including those related, but not limited to, salaries, consulting services and equipment; however, nothing herein shall require or otherwise obligate the Company to assume any obligations or liabilities of Seller, its employees and shareholders or to continue the production, sales and/or development of the Assets.

     c) Cooperation in Securing Rights. Seller hereby covenants and agrees that it will assist and cooperate with the Company, or its designees, in every proper way to further secure the Company's rights in the Assets hereby assigned to the Company together with any copyrights, patents, trademarks, trade secrets or other intellectual property rights relating thereto in any and all countries. Such cooperation and assistance of Seller shall include, but not be limited to, the giving of testimony and the prompt execution of all applications, specifications, oaths, assignments and all other instruments which the Company deems necessary in order to apply for, perfect, obtain and sustain such intellectual property rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive right, title and interest in and to such transferred Assets and any copyrights, patents, trademarks, trade secrets or other intellectual property rights relating thereto, including the filing and prosecution of substitute, divisional, continuing or additional applications covering said intellectual property rights, including without limitation, reissues and reexaminations, opposition proceedings, cancellation proceedings, priority contests, public use proceedings, infringement actions and court actions; provided, however, that if requested on a timely basis, the Company shall reimburse Seller for its reasonable costs and expenses, including for the time of its employees on the basis of Seller's then current standard consulting rates as determined by reference to the rates actually charged by Seller to its then current clients, in connection with providing such cooperation.

     d) Validity of the Transfer of Assets. Seller represents and warrants (i) that the Assets being assigned and transferred to the Company along with all related materials being assigned and transferred to the Company will not infringe any copyright, patent, trademark, trade secret or other proprietary or intellectual property rights of any third party; (ii) that Seller is the sole owner, without restriction or encumbrance, of all rights (including, but not limited to, all copyrights, patents, trademarks, trade secrets and other intellectual property rights,) title and interest in and to the Assets; (iii) that Seller has not previously granted any rights in the Assets to any third party (which have not otherwise been reacquired in full by Seller prior to the Effective Date); and (iv) that Seller currently has the full power and authority to make and enter into this Agreement and to make the present assignment of the Assets to the Company as contemplated by this Agreement. Upon the Effective Date of this Agreement and the transfer of the Assets to the Company, Seller covenants and agrees not to use in the future and to discontinue any current use of such Assets and associated materials and further not to recreate such rights and materials in any manner whatsoever once such rights are actually transferred to the Company.

                                  Exhibit 10.5


2) Consideration. In consideration for entering into this agreement and the transfer of Assets contemplated hereby, the Company has delivered to Seller the aggregate consideration of One Hundred Fifty Thousand Dollars (U.S. $150,000.00, the "Payment"), pursuant to the terms and conditions specified by Seller. Such Payment shall be inclusive of all applicable taxes, fees or other assessments, if any, involved with this transfer. In addition, such Payment shall be inclusive of any expenses or fees of any nature whatsoever, claimed or to be claimed by Seller in connection with the preparation of this Agreement or involved with the transfer of such Assets to the Company.

3) Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment or transfer of any consideration to Seller under the terms of this Agreement. Seller agrees and understands that it is solely responsible for the payment of federal, state, and/or local taxes, if any, on the consideration received from the Company under this Agreement and any penalties or assessments thereon. Seller further agrees to indemnify and hold the Company harmless from any and all claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any taxing authority against the Company for any amounts claimed due on account of Seller's failure to pay any of such taxes and from damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees and expenses.

4) Indemnification. Seller agrees to indemnify, defend and hold the Company harmless from any loss, cost, liability or expense arising out of or resulting from any breach or claimed breach of Seller's representations and warranties contained herein, including, but not limited to, those arising out of any third party claims that the Assets infringe any intellectual property rights including, without limitation, copyrights, patents, trademarks and trade secrets. In addition, so long as the Company is not in material default under this Agreement, the Seller will defend the Company against such claims at Seller's expense and pay all damages that a court finally awards or settlements entered into, provided that the Company promptly notifies Seller in writing of such claim, reasonably cooperates with Seller in the defense or any related settlement negotiations; provided, however, that Seller shall not fail to diligently protect the Company from liability or consent to any entry of judgment or enter into any settlement in the defense of such claim that does not include as an unconditional term thereof the complete release of the Company from all liability with respect to such claim without the Company's prior express written consent.

     a) Right to Cure. If such a claim of infringement is made or appears possible, Seller may, at its option and expense, secure for the Company the appropriate rights for the Company to be able to continue to use the Assets, in the manner contemplated by this Agreement.

     b) No Obligation. Seller shall have no obligation for any claim based upon a modified version of the Assets or the combination, operation, or use of the Assets with any product, data, or apparatus other than as necessary to use such Assets as designed by Seller.

5) Confidential Information. The Seller and Robert A. Swanson hereby severally agree that each will hold in strictest confidence and not use, except for the benefit of the Company, or disclose to any person, firm or corporation without written authorization of the Company any Confidential Information, as defined herein below. For purposes of this Agreement, "Confidential Information" shall mean any of the Company's proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom the Seller called or with whom the Seller became acquainted), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information,

                                  Exhibit 10.5


     marketing, finances or other business information directly or indirectly disclosed to the Seller by the Company or by others under confidentiality agreements executed by the Seller, in writing, orally, or by drawings or observation of parts or equipment. Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of the Seller or of others who were under confidentiality obligations as to the items involved.

6)   Representations  and  Warranties.

     a)   The Seller hereby represents to the Company that:

          i) the Seller is a corporation duly, organized, validly existing and in good standing under the laws of the state of Florida;

          ii) the Seller has the right, power and authority to enter into and fully perform its obligations hereunder this Agreement;

          iii) all corporate action on the part of the Seller, its officers, directors and shareholders necessary for the authorization of this Agreement and the performance of the Seller's obligations hereunder have been taken prior to the Effective Date of this Agreement;

          iv) the undersigned officer has the authority to act on behalf of the Seller and to bind the Seller and all who may claim through it to the terms and conditions of this Agreement;

          v) Robert A. Swanson is the duly elected and acting officer of the Seller who has the full corporate authority and power to execute this Agreement on behalf of the Seller;

          vi) the making of this Agreement by the Seller does not breach or otherwise violate and other agreement between the Seller and any third party;

          vii) the Seller has not entered into, and will not enter into, any oral or written agreement in conflict with this Agreement;

          viii)the Seller holds good and marketable right title and interest in the Assets and such Assets are not subject to any mortgage, pledge, lien, lease, charge or other encumbrance and are fit and usable for the purposes for which they are intended to be used;

          ix) there are no liens or claims of lien or assignments in law or equity or otherwise against any of the Assets nor are there any actions, suits, legal proceedings or investigations pending or threatened lawsuits against the Seller which would impact the Seller's ability to enter into and perform under this Agreement and that the Seller is not aware of any basis for any of the foregoing; and

          x) the Seller has previously provided the Company with all due diligence and documentation requested by Company in connection with this Agreement, that exist and such documents do not contain any untrue statement of a material fact.

     b)   Robert A. Swanson hereby represents to the Company that:


          i)   to his knowledge, he is the sole authorized director of Seller;

                                  Exhibit 10.5


          ii) to his knowledge, that he is the sole authorized, duly elected and acting officer of Seller who has the full corporate authority and power to execute this Agreement on behalf of the Seller;

          iii) shareholders representing more than 50% of the outstanding stock of the Seller which represents a controlling interest of the Seller, have approved the Assignment of Intellectual Property, Transfer of Rights and Asset Purchase transaction;

          iv) to his knowledge, the making of this Agreement and the sale of the Assets by the Seller does not breach or otherwise violate and other agreement between the Seller and any third party;

          v) he has not entered into, and will not enter into, any oral or written agreement in conflict with this Agreement and that he has not taken, and will not take in the future, any such actions on behalf of the Seller which will result in the conflict with this Agreement;

          vi) to his knowledge, that there are no liens or claims of lien or assignments in law or equity or otherwise against any of the Assets nor are there any actions, suits, legal proceedings or investigations pending or threatened lawsuits against the Seller which would impact the Seller's ability to enter into and perform under this Agreement and that there is no basis for the any of the foregoing.

     c)  The Company hereby represents to Seller that:

          i) the Company is a corporation duly, organized, validly existing and in good standing under the laws of the state of California;

          ii) the Company has the right, power and authority to enter into and fully perform its obligations hereunder this Agreement;

          iii) all corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the performance of the Company's obligations hereunder have been taken prior to the Effective Date of this Agreement;

          iv) the undersigned officer has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement; and

          v) the making of this Agreement by the Company does not breach or otherwise violate and other agreement between the Company and any third party.

7) Additional Cooperation. Seller agrees that it will execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Seller hereby represents and warrants that its performance of all the terms of this Agreement will not breach any other agreement to keep in confidence proprietary information acquired by it in confidence or in trust from an outside third party prior to the Effective Date of this Agreement and agrees to notify the Company immediately in writing if Seller is subsequently notified of such purported breach or otherwise becomes aware of such a claim of such breach.

8) Noncompetition. The Seller agrees that it will not engage in any business activity directly related to the business in which the Company is now involved or becomes involved during the thirty six (36)

                                  Exhibit 10.5


     months following the effective date of this Agreement, or any other activities that conflict with the Seller's obligations to the Company hereunder.

9) Solicitation of Employees. The Seller agrees it will not, during the thirty six (36) months immediately following the effective date of this Agreement, either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to leave their employment with the Company, or take away any such employees or consultants, or otherwise attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either directly oh behalf of the Seller or for any other person or entity.

10)   Arbitration and Equitable Relief.

     a) Arbitration. Except as otherwise provided in subsection 10(b) below, any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, will be settled by binding arbitration held in Santa Clara County, California, or at any other location mutually agreeable to the Company and the Seller, in accordance with the rules of the American Arbitration Association then in effect, as follows: In the event that Company and Seller mutually agree on one arbitrator, the arbitration shall be conducted by such single arbitrator. Otherwise, in the event that the Company and Seller do not so agree on the same arbitrator, the Company and the Seller will each select one arbitrator and these two arbitrators shall select a third arbitrator. In addition, unless the Company and the Seller mutually agree, none of such arbitrators shall be employed by or affiliated with either party or an organization which is a direct competitor of the Company. At the request of either party, the arbitration proceedings will be conducted in secrecy. In such case, all the documents, testimony, and records shall be received, heard, and maintained by the arbitrators in secrecy under seal, available for inspection only by the Company and the Seller and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known to the public. The Company and the Seller will each state their respective positions in writing, and verbally. Each of the parties shall then have an opportunity to amend their written positions once after such verbal presentations. The three arbitrators, acting by majority vote, will then make a determination and such decision of the arbitrators will be binding on all parties. Such arbitrators shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary or a permanent injunction, or both, and shall also be able to award damages, with or without an accounting, costs, and reasonable attorneys' fees. Such arbitrators shall also allocate all other costs associated with such proceeding in an equitable fashion. The decision of the arbitrators will be final, conclusive and binding on the parties to the arbitration. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     b) Equitable Remedies. If the Seller breaches subsections 1(a) or 1(b) or Sections 5, 8 or 9 of this Agreement, the Company will have available, in addition to any other right or remedy available, the right to
          obtain  an   injunction   from  a  court  of  competent   jurisdiction
          restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. No bond or other security will be required in obtaining such equitable relief and the Seller consents to the issuance of any such injunction and ordering of specific performance.

                                  Exhibit 10.5


11)   General Provisions.

     a) Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Seller and supersedes, merges and replaces any and all prior oral and written agreements and understandings relating to the subject matter of this Agreement. Each party to the Agreement represents such party has had the opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement. There are no representations, agreements, arrangements or understandings, oral or written, among any of the parties to this Agreement relating to the subject matter of this Agreement that are not fully expressed in this Agreement and none of the parties has relied upon any representation or statement made by one of the other parties in entering into this Agreement that is not specifically set forth in this Agreement.

     b) Modification. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by both the Company and Seller.

     c) Waiver. No failure or delay by either of the parties in exercising any right, power or privilege under this Agreement will operate as a waiver thereof. The waiver by either of the parties of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other or subsequent breach.

     d) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the remaining provisions of this Agreement shall continue in full force and effect without said provision and the parties agree to amend this Agreement and to substitute and replace such void or unenforceable provision with a new enforceable provision negotiated in good faith which most nearly effects the original intent of the parties upon entering into this Agreement.

     e) Assignment. Neither of the Seller nor the Company may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party.

     f) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the respective legal representatives, successors and permitted assigns of the parties.

     g) No Third Party Beneficiaries. Except as otherwise set forth in this Agreement, the provisions of this Agreement are not intended to be for the benefit of or enforceable by a third party.

     h) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed given upon actual receipt or (i) upon delivery, if personally delivered, (ii) after three days upon deposit in the mail if sent by prepaid registered or certified mail, return receipt requested, or (iii) the next business day after delivery to a commercial overnight courier service. All such notices shall be addressed at to the appropriate using the address set forth below at the end of this Agreement or at other such address for which such a party has previously provided the other with notice under the terms of notice hereunder.

     i) Costs. Except as otherwise specifically provided herein, each of the parties hereto shall each bear its own costs, attorneys' fees and other fees incurred in connection with the preparation and execution of this Agreement.

                                  Exhibit 10.5

     j) Disputes. In the event of a dispute between the parties arising from or related to this Agreement, the parties agree that the prevailing party in such dispute shall be entitled to reimbursement of reasonable attorneys' fees and expenses, in addition to any other rights and remedies that it may have.

     k) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to the laws of conflicts.

     l) Consent to Jurisdiction. Each of the parties hereto hereby expressly agrees and consents that the California state courts located within the County of Santa Clara, California shall be the exclusive jurisdiction and venue in which to adjudicate any dispute arising from or relating to this Agreement (unless, if there is exclusive federal jurisdiction, then the United States District Court for the Northern District of California shall be the exclusive jurisdiction and venue for such matters.) Furthermore, each of the parties hereto hereby expressly consents to (i) the personal jurisdiction of the federal and state courts within California, (ii) service of process being effected upon it by registered mail sent to the appropriate officer at the address as set forth below at the end of this Agreement or at other such address for which such party has previously provided under the terms of notice hereunder, and (iii) the uncontested enforcement of a final judgment from such court in any other jurisdiction wherein such party or any of its assets are present.

     m) Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

IN WITNESS  WHEREOF,  each of the parties hereto have caused this  Assignment of
Intellectual  Property,  Transfer of Rights,  and Asset Purchase Agreement to be
executed and delivered as of the Effective Date first set forth above.
COMPANY:                                               SELLER:

SIERRA MONITOR CORPORATION                             MONTECH HOLDINGS INC.
                                                       d.b.a. Montech International

By:           /s/ Gordon R. Arnold                     By:        /s/ Robert A. Swanson
              -----------------------------                      ------------------------------------
              Gordon R. Arnold                                    Robert A. Swanson
Title:        President                                Title:     President, Sole Director
Address:      1991 Tarob Court                         Address:   12155 Metro Parkway
              Milpitas, California 95035                          Fort Myers, Florida  33912

                                                       ROBERT A. SWANSON:
                                                       (For purposes of Sections 5 and 6(b) only.)

                                                       By:        /s/ Robert A. Swanson
                                                                  -------------------------------------
                                                                  Robert A. Swanson
                                                       Address:   ____________________

                                                                  ____________________

                                                                  ____________________
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